UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 29, 2014, Acuity Specialty Products, Inc., a Georgia corporation (“ASP”), a wholly-owned subsidiary of Zep Inc. (the “Company”), entered into a Loan Purchase and Assignment Agreement (the “Loan Assignment”) with ADCO Professional Products, LLC, a Delaware limited liability company (“Professional Products”), pursuant to which ASP sold and assigned to Professional Products all of its rights, title and interest in a $10.0 million loan made by ASP to ADCO Products, LLC, a Georgia limited liability company (“ADCO Georgia”), together with warrants held by ASP that entitled ASP to purchase equity interests in ADCO Georgia equal to up to a 19% equity interest in ADCO Georgia on a fully diluted basis, for a total cash purchase price of $4.4 million.  As of August 29, 2014, the loan had an outstanding principal balance of $9.4 million and had been valued on our books at the end of our third fiscal quarter of 2014, based on its anticipated recoverability, at approximately $4.0 million.  ASP will retain its previously held warrants in Equinox Chemicals, LLC (“Equinox”), an affiliate of ADCO Georgia, which entitle ASP to purchase up to 19% of the equity interests in Equinox.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: September 5, 2014	/s/ Philip A. Theodore
Philip A. Theodore
Vice President and General Counsel

3